UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2018

Stemline Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35619 (Commission File Number)	45-0522567 (IRS Employer Identification No.)

750 Lexington Avenue

Eleventh Floor

New York, New York 10022

(Address of Principal Executive Offices)

(646) 502-2311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act.

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 8.01                   Other Events.

On March 16, 2018, Stemline Therapeutics, Inc. (the “Company”) launched an at-the-market offering (the “Offering”) of up to $50,000,000 worth of shares of the Company’s common stock, par value $0.0001 per share, pursuant to a Distribution Agreement by and among the Company, J.P. Morgan Securities LLC, Cantor Fitzgerald & Co. and Ladenburg Thalmann & Co. Inc., dated March 16, 2018. A copy of the Distribution Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Alston & Bird LLP, counsel to the Company, delivered an opinion as to the validity of the shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description

1.1	Distribution Agreement, dated March 16, 2018, between Stemline Therapeutics, Inc., J.P. Morgan Securities LLC, Cantor Fitzgerald & Co. and Ladenburg Thalmann & Co. Inc.

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included in the opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEMLINE THERAPEUTICS, INC.
(Registrant)

Date: March 16, 2018

	By:	/s/ Kenneth Hoberman
	Name:	Kenneth Hoberman
	Title:	Chief Operating Officer